UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

ECOBLU PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-145659	20-8677788

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1869 W. Littleton Blvd., Littleton, Colorado 80120 (Address of Principal Executive Offices)

(303) 738-8994 Registrants Telephone Number

. (Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On August 14 2009, the Registrant changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. in anticipation of the acquisition of Ecoblu Products, Inc., a Nevada corporation; due to that name change our symbol for quotation on the OTC.BB was changed from “NECO” to “ECOB”. On October 19, 2009 Ecoblu Products, Inc., a Nevada Corporation “EcoBlu (Nevada)”, merged (the "Merger") with and into Ecoblu Products, Inc., a Colorado corporation “EcoBlu (Colorado)”. EcoBlu (Colorado) as the surviving entity acquired the business of EcoBlu (Nevada) pursuant to the Merger and will continue the business operations, as a publicly-traded company under the name Ecoblu Products, Inc. (the “Company”).

The terms “the Company,” “we,” “us,” and “our” refer to EcoBlu (Colorado) and, EcoBlu (Nevada) , after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “EcoBlu (Nevada)” refers to Ecoblu Products, Inc., a Nevada corporation before giving effect to the Merger, and the term “EcoBlu (Colorado)” refers to Ecoblu Products, Inc., a Colorado corporation before giving effect to the Merger. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2009, the Company completed the Merger. For a description of the Merger, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger of Ecoblu Products, Inc.(Colorado) and Ecoblu Products, Inc.(Nevada)

On March 20, 2009, the Company entered into a Letter of Intent ("LOI") with SC Bluwood, Inc. (“SC Bluwood”) a California company, whereby the Company would acquire SC Bluwood. SC Bluwood is a developer of building products and a builder program utilizing these products. This LOI was subsequently terminated by mutual agreement of the parties; due to issues wholly within SC Bluwood, Inc.

On April 23, 2009, the Company accepted the resignation of James H. Watson, Jr. as President and appointed Steve Conboy as President and a member of the Board of Directors. Mr. Watson continues as Chairman of the Board of Directors. Mr. Conboy is the President and CEO of SC Bluwood, Inc.

On July 28, 2009, a Definitive Merger Agreement (the "Agreement") was signed between the Company, and EcoBlu Products, Inc., a Nevada corporation (“ECOBLU”), concerning the acquisition of ECOBLU. This agreement expired by its terms on September 30, 2009.

On August 14 2009, the Company changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. in anticipation of the acquisition of ECOBLU due to that name change our symbol for quotation on the OTC.BB was changes from “NECO” to “ECOB”.

The Company was offered to purchase one proprietary machine for the chemical treatment of wood products for a price of $100,000 from SC Bluwood, Inc., a company controlled by our president Steve Conboy. The Company has subsequently formalized this agreement and has secured an option to purchase two additional machines at the same price.

On September 28, 2009, the Company completed a financing where it has sold 1,137,944 common shares for at $0.10 per share for proceeds of $113,794. The sales were made to an overseas investor group and were issued to 29 individuals and entities in the United Kingdom and Ireland. Proceeds were received in escrow. The proceeds were used as a payment on the purchase of a proprietary machine for the chemical treatment of wood products.

On October 7, 2009, The Company (“ECOB”) entered into an Agreement and Plan of Merger with EcoBlu Products, Inc., a Nevada corporation(“ECOBLU”). Additional Parties to the agreement are James H. Watson, Jr., an Individual(“WATSON”). Ken Relyea, an Individual(“RELYEA”), Steve Conboy(“CONBOY”), an Individual and Mark Vuozzo, an Individual(“VUOZZO”) Mr. Watson and Mr. Relyea are beneficial shareholders of ECOB and WATSON is a director of ECOB. CONBOY is a director and President of ECOB; CONBOY and VUOZZO are beneficial shareholders and directors of ECOBLU; CONBOY and VUOZZO are officers of SC Bluwood, Inc., which has agreed to sell a proprietary machine for the chemical treatment of wood products for a price of $100,000 to ECOB. There are no other material relationships between the registrant or its affiliates and any of the parties to the agreement other than in respect to this agreement. EcoBlu Products, Inc. (Nevada) was formed on May 20, 2009 as a Nevada corporation. This company currently has agreements authorizing it to sell wood products treated with various proprietary chemicals to inhibit fire, water damage, degradation from certain pest infestation and other effects. This company has leased facilities in Collin County, Texas and San Diego, California. The company intends but has not begun to sell value added chemically treated wood products in various regions of the United States, Canada and Mexico.

Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; EcoBlu Products, Inc. (Nevada) will be merged with and into the Company. The Company will be the surviving corporation in the Merger and continued its corporate existence under the laws of the State of Colorado; the separate existence of EcoBlu Products, Inc. (Nevada) will cease. All properties, franchises and rights belonging to the Company and EcoBlu Products, Inc. (Nevada), by virtue of the Merger and without further act or deed, will be vested in the surviving corporation, EcoBlu Products, Inc.

Some of the significant terms contained in the Agreement are as follows and the entire agreement is included as an exhibit to this Report on Form 8-K.

ECOB Assets. Upon completion of the business combination, ECOB’s assets as of July 28, 2009 shall be sold to Mr. James H. Watson, Jr. for the sum of one dollar ($1.00) . These assets shall include the name “N8 Concepts, Inc.” The Parties hereby agree to cooperate in taking the necessary steps to transfer the right, title and interest in the assets of ECOB to Mr. James H. Watson, Jr.

Share Exchange and Merger of ECOBLU. It is hereby agreed that ECOB shall acquire ALL (100%) of the issued and outstanding equity of ECOBLU consisting entirely of 50,000 common shares held by CONBOY and 10,000 common shares held by VUOZZO in a one for one share exchange resulting in the issuance of 60,000 common shares of ECOB common stock. These exchange shares shall bear a restrictive legend. Concurrent with the share exchange the Parties shall take all necessary steps to complete the Merger as indicated in the Agreement.

Mr. James H. Watson, Jr. It is hereby agreed that Mr. Watson’s stock, totaling forty million (40,000,000) common shares shall be purchased by CONBOY and VUOZZO for one hundred twenty-five thousand dollars ($125,000). WATSON hereby agrees to cooperate in taking the necessary steps to transfer all right, title and interest in his shares as designated by CONBOY and VUOZZO.

Mr. Ken Relyea. It is hereby agreed that Mr. Ken Relyea’s stock, totaling ten million (10,000,000) common shares shall be purchased by CONBOY and VUOZZO for thirty-one thousand dollars ($31,000). RELYEA hereby agrees to cooperate in taking the necessary steps to transfer all right, title and interest in his shares as designated by CONBOY and VUOZZO.

Reverse Split. It is hereby agreed that neither Party shall agree to a reverse split of the shares of the public company for a period of two (2) years from the Closing.

On October 19, 2009, the parties have completed the transaction and directed management to file all required documentation with the respective Secretaries of State to complete the Merger as of that date. All parties have undertaken to make all required share exchanges and issuances effective as of that date. All operations of Ecoblu Products, Inc.(Nevada) shall become the operations of Ecoblu Products, Inc.(Colorado) as of that date with Ecoblu Products, Inc.(Nevada) being the disappearing corporation pursuant to the Merger Agreement.

As of that date the Ecoblu Products, Inc.(Nevada) ceased to be a Shell company(as defined in Rule 12b-2 of the Exchange Act).

Business History

EcoBlu Products, Inc, (“EcoBlu”) (formerly, N8 Concepts, Inc. (“N8 Concepts”)) was formed as a Colorado corporation on March 21, 2007 with principal offices located in Littleton, Colorado. N8 Concepts’ primary focus was to develop lines of merchandise centered on the company’s proprietary logos. The company’s main source of marketing and distribution had been through word of mouth and the Internet. The company was to focus on developing a line of primarily athletic and casual apparel and accessories. We intended to further develop those brands through licensing relationships with larger more established apparel and equipment companies. We were not able to secure any licensing relationships with any apparel or equipment companies. We experienced declining sales and difficulty securing additional funding to develop our own sales and marketing efforts for our products.

We identified a new business opportunity and on March 20, 2009, the Company entered into a Letter of Intent ("LOI") with SC Bluwood, Inc. (“SC Bluwood”) a California company, whereby the Company would acquire SC Bluwood. SC Bluwood is a developer of building products and a builder program utilizing these products. This LOI was subsequently terminated by mutual agreement of the parties; due to issues wholly within SC Bluwood, Inc.

On April 23, 2009, the Company accepted the resignation of James H. Watson, Jr. as President and appointed Steve Conboy as President and a member of the Board of Directors. Mr. Watson continues as Chairman of the Board of Directors. Mr. Conboy is the President and CEO of SC Bluwood, Inc.

On July 28, 2009, a Definitive Merger Agreement (the "Agreement") was signed between the Company, and EcoBlu Products, Inc., a Nevada corporation (“ECOBLU”), concerning the acquisition of ECOBLU. This agreement expired by its terms on September 30, 2009.

On August 14 2009, the Company changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. in anticipation of the acquisition of ECOBLU due to that name change our symbol for quotation on the OTC.BB was changed from “NECO” to “ECOB”.

On October 7, 2009, The Company(“ECOB”) entered into an Agreement and Plan of Merger with EcoBlu Products, Inc., a Nevada corporation(“ECOBLU”). Additional Parties to the agreement are James H. Watson, Jr., an Individual(“WATSON”). Ken Relyea, an Individual(“RELYEA”), Steve Conboy(“CONBOY”), an Individual and Mark Vuozzo, an Individual(“VUOZZO”) Mr. Watson and Mr. Relyea are beneficial shareholders of ECOB and WATSON is a director of ECOB. CONBOY is a director and President of ECOB; CONBOY and VUOZZO are beneficial shareholders and directors of ECOBLU; CONBOY and VUOZZO are officers of SC Bluwood, Inc., which has agreed to sell a proprietary machine for the chemical treatment of wood products for a price of $100,000 to ECOB.

EcoBlu Products, Inc. (Nevada) was formed on May 20, 2009 as a Nevada corporation. This company currently has agreements authorizing it to sell wood products treated with various proprietary chemicals to inhibit fire, water damage, degradation from certain pest infestation and other effects. This company has leased facilities in Prosper, Texas and Vista, California. The company intends but has not begun to sell value added chemically treated wood products in various regions of the United States, Canada and Mexico.

Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; EcoBlu Products, Inc. (Nevada) will be merged with and into the Company. The Company will be the surviving corporation in the Merger and continued its corporate existence under the laws of the State of Colorado; the separate existence of EcoBlu Products, Inc. (Nevada) will cease. All properties, franchises and rights belonging to the Company and EcoBlu Products, Inc. (Nevada), by virtue of the Merger and without further act or deed, will be vested in the surviving corporation, EcoBlu Products, Inc.

On October 19, 2009, the parties have completed the transaction and directed management to file all required documentation with the respective Secretaries of State to complete the merger as of that date. All parties have undertaken to make all required share exchanges and issuances effective as of that date. All operations of Ecoblu Products, Inc.(Nevada) shall become the operations of Ecoblu Products, Inc.(Colorado) as of that date with Ecoblu Products, Inc.(Nevada) being the disappearing corporation pursuant to the Merger Agreement.

As of that date the Ecoblu Products, Inc.(Nevada) ceased to be a Shell company(as defined in Rule 12b-2 of the Exchange Act).

Business Description

EcoBlu Products Inc. (“EcoBlu”) holds a license to BLUWOOD™ and additional marks, comprising a non-toxic, environmentally friendly wood coating chemistry. This license allows EcoBlu to blend chemicals, provide coating services and sell its own line of coated lumber and engineered wood products to the construction industry and the do-it-yourself market. EcoBlu also has a license for a non-toxic flame retardant coating called AF-21, developed by Megola, Inc. When both formulas are applied to wood products, it protects against mold, rot, decay, wood ingesting insects including termites, and fire. The flame retardant coating called AF-21is licensed for the United States. The Bluwood license is for exclusive distribution rights in various territories in the western United States and portions of Canada. The family of EcoBlu products includes dimensional lumber, joists, beams, rim board, sheathing and trim.

Wood components and engineered wood products will be manufactured and coated at the mill and distribution facilities for distribution throughout the United States and for export. These facilities will utilize our custom coating and processing equipment under lease agreement.

In order to stimulate rapid adoption of these coatings, EcoBlu will offer production and custom builders a comprehensive value package of coatings, lumber, engineered wood products and supporting engineering services related to design with our products within a value added price range competitive of typical uncoated lumber. Further, EcoBlu will offer an unprecedented limited lifetime warranty for its coated lumber and engineered wood products.

The EcoBlu system of coatings is non-toxic and remains chemically stable over time. The coatings do not emit volatile organic compounds (VOCs), do not leech heavy metals or toxins into groundwater, and do not allow for the growth and propagation of black molds that threaten occupant indoor air quality. The coatings are safe to handle in both their liquid and dry form. More importantly, EcoBlu coatings prevent the degradation of structural lumber that requires existing homes to be periodically rebuilt due to rot or insect damage. Trees and other resources are saved or put to better use elsewhere.

The Company intends to enter the market as an integrated marketer of coated lumber and engineered wood products that are warranted to be free of mold, rot, decay, infestation by insects and fire for the lifetime of the structure. The Company will offer all of the protection that the licensed chemistries provides in one product.

Products

EcoBlu will commence operation as a marketer of coated lumber and engineered wood products in two primary markets builders and do-it-yourself retailers. In so doing, the Company will operate the following profit centers:

Chemical manufacturer & marketer

Wood coating facility (2)

Lumber distribution enterprise

Engineered wood products manufacturer

Cut-and-pack builders’ lumberyard (2)

The EcoBlu product line includes dimensional lumber, wall and floor panels, I-joists, GluLam Beams, LVL beams, truss lumber and trim. These products will be coated at the mill or distributor with our proprietary formula and coating machines.

By supporting and providing value added lumber materials direct from the distributors and manufacturer, EcoBlu can create a compelling value package. This package is offered to builders, and provides the protection of EcoBlu coatings at a price that compares favorably to raw, untreated wood.

EcoBlu has recently administrative offices in Vista, California which also include showroom facilities which will be developed to showcase applications for our products. The Company has also recently opened an office in Prosper, Texas that includes warehouse space and coating facilities as well as expansion space for administrative offices.

Markets

EcoBlu will launch its coated lumber and engineered wood products (EWP) to builders and retailers in Southern California and Northeast Texas (greater Dallas) markets – those expected to rebound more quickly as the economy recovers.

Roughly 25,800 new housing units will be built during 2009 in Southern California metro areas alone, and approximately 21,000 new units will be built in the Dallas/Ft. Worth/Arlington area of Texas for a total of 46,800 new builds. This is a sufficient number of homes to generate a viable market opportunity for launching EcoBlu products, new building codes notwithstanding. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

In these same markets, new housing starts correlate to remodeling/repair (R&R) activities, where R&R conservatively represents one-third the value of new housing. This market is addressed through retailers such as Lowe’s, Home Depot and local building supply stores.

Market Opportunity

Coated or treated lumber and wood products generated about $6 billion in sales, even in a down year like 2008. Prospects are that revenues will rebound into the $11 billion range by end of year 2010, and likely much higher because of new building codes. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

Growth can occur by several means, some occurring simultaneously

  EcoBlu increases the number and size of supplied projects with large production builders, emanating from its core markets in southern California and the greater Dallas/Northeast Texas area
  EcoBlu licenses additional lumber distributors or yards to apply EcoBlu coatings to raw lumber, and resell EcoBlu coated and EcoBlu manufactured engineered wood products.
  EcoBlu sets up and leases its coating equipment on-site at large lumber producers or mills in the Pacific Northwest, Canada and Southeast US
  EcoBlu leases its coatings chemistry and coating machinery to facilities in Central and South America, the Caribbean, Europe, Africa and Asia

Each of these scenarios has its own potential risks and rewards. The Company will be guided by its results in the California and Texas launch markets. If there is interest from larger distributors, producers or wood product manufacturers, then a careful analysis will help chart the course to expanded chemical sales and licensing operations. If consumer demand picks up and production builders are willing to pay a premium for the dimensional lumber and engineered wood products, the Company may expand its EWP operations across the country.

To leverage its marketing dollars, the Company will initially publicize its sales to builders in the two launch markets, and work directly with those builders to develop a high profile for coated lumber and EWP. This will be in the form of advertising, on-site marketing materials, an elaborate ‘home warranty’ registration process and other means to raise the perceived value and brand recognition of EcoBlu products and even command a price premium for homes constructed using EcoBlu products.

This would include LEEDS and Green certifications, should the builder apply for such certifications. High-end custom home builders will be approached in both launch markets and provided materials they can present to their customers, as well as assistance in applying for various certifications, grants and credits.

The Company will also begin to explore relationships with big-box retailers.

Competitive Advantages

EcoBlu products have a distinct advantage over non-treated lumber products in that it resists mold, rot, decay, termites and fire. Beyond those clear advantages, EcoBlu products have environmental implications as well.

Termite infestation, mold and wood rot:
  Wood must be removed and disposed of in a local landfill
  New trees must be sacrificed to save an existing structure
  Fumigation only recourse for termites, the process is dirty and toxic to the atmosphere
  Mold can cause serious health problems and contribute to unhealthy interior air environments
Fire inhibitor:
  Reduce the risk of losing homes and commercial properties to fire
  Protect life and property
Coating technology:
  Bluwood technology is topically applied to all wood members which provides a lower cost treatment
  Prior industry methods of incising or pressure treatment modify structural values
  Lower cost application technology provides for lower cost end use product

Use of EcoBlu products coated with BLUWOOD™ technology will increase the sustainability of our forest by creating a life-long wood product that will never have to be replaced thus reducing consumption.

California is leading the country in local building codes that demand new, tougher standards for termite infestation, mold, fire and seismic activity. California’s proposed fire safety codes for engineered wood joists will create new demand for fire-retardant coatings. A fungus/mold standard is also being developed. Other states quickly follow California’s lead. EcoBlu will offer mold, rot, fire and insect protection, representing a great value to builders and homeowners.

  EcoBlu is the only coating product that can meet the new proposed standards
  Unique window of opportunity to grab significant market share
  Most states follow California in terms of establishing new housing regulations

Homeowners, faced with the prospect of rebuilding all or part of their home, know firsthand how devastating this can be even if insurance pays for most of the repair.

 Homeowners confront new liabilities when selling their homes

Home repair is an unnecessary $2.4 billion economic loss (2008) in CA alone Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

A home riddled with termite damage or dry rot is an impending calamity during an earthquake, tornado or hurricane, as it is no longer structurally sound.

  Firefighters may refuse to enter a burning structure if engineered wood floor joists are present
  EcoBlu products give homeowners, builders and insurers real assurance that the structural integrity will remain for life of the structure
Growth Opportunities

Dimensional (framing) lumber, and engineered wood products (EWP) such as floor joists, laminated wood beams, roof trusses, rim board and structural panels will represent $18 billion in economic activity when the housing market recovers sometime in 2010. Even in today’s depressed market, the industry will still post numbers exceeding $11 billion for all of the 2009. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

The wood chemicals market enjoyed $2+ billion in revenues in 2007. Once the market recovers, it’s expected that revenues will return or exceed those numbers. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

By introducing EcoBlu coatings and coated products into southern California and Northeast Texas, the Company hopes to grab market share in two large geographic markets expected to recover more quickly.

Competition

EcoBlu coatings and coated wood products are positioned to capture significant market share in the coated/treated wood market. This is a mature market with large established biocide and chemical manufacturers, functionally equivalent technologies and fierce competition. However, EcoBlu appears to have a unique product with a combination mold, rot, decay, termite and fire retardant coating that satisfies the proposed AC 405 & AC362. In addition AC62, AC66, ASTM D3273, ASTM D1633, ASTM E1294, ASTM G5377, AWPA STD E1-97 and AWPA E10-01 national code requirements and meets HUD standards for above ground structural and sheathing wood components.

It is likely that competitors will field their own offerings, and a few already exist in partial or equivalent form, such as FrameGuard offered by Arch Chemical and Nature Wood offered by Osmose, Inc. However, these are chemical companies that sell to independent treaters and lumberyards. They cannot provide an integrated construction package as described herein and therefore provide value pricing to the builder. For the foreseeable future, the integrated construction value package approach will be an EcoBlu competitive advantage.

Employees

As of October 1, 2009 EcoBlu had two full time employees Mr. Conboy who is also a Director and Mr. Vuozzo. We have one other Director who provides services on a part time basis as needed, Mr. Watson. We anticipate that we will hire additional key staff as operations develop in areas of Chief Operating Officer, Chief Financial Officer, Vice President Sales and Marketing; research and development, administration/accounting, business development, operations and sales/marketing.

Material Contract and Agreements Purchase, Distribution & Services Agreement

On July 26, 2009, the Company entered into an AF21 Product, Purchase, Sales, Distribution & Service Agreement, (the “Agreement”), with Megola, Inc., the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, together with certain distribution, marketing and sales rights. The product is a non-toxic non-corrosive fire Inhibitor. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of four hundred fifty five (455) 245 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities in the second year, to 842 totes and in the third year to 1263 totes.

On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with BluwoodUSA, Inc., the owner of technical data and intellectual property for protective coatings in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights. The Coatings provide protection against water, mold, rot, infestation and other damaging effects in wood products. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes. The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of

Operations

Forward-Looking Statements

Certain statements concerning the Company's plans and intentions included herein may constitute forward-looking statements for purposes of the Securities Litigation Reform Act of 1995 for which the Company claims a safe harbor under that Act. There are a number of factors that may affect the future results of the Company, including, but not limited to, (a) the ability of the Company to obtain additional funding for operations, (b) the continued availability of management to develop the business plan and (c) successful development and market acceptance of the Company’s products.

This current report may contain both historical facts and forward-looking statements. Any forward-looking statements involve risks and uncertainties, including, but not limited to, those mentioned above. Moreover, future revenue and margin trends cannot be reliably predicted.

As the result of the Merger and the change in the business and operations, a discussion of the past financial results of Ecoblu (Colorado) is not pertinent and the financial results of Ecoblu (Nevada), the accounting acquirer, are considered the financial results of the Company on a going-forward basis. Ecoblu (Nevada)’s inception was May 20, 2009.

Financial Condition and Results of Operations

From Inception to the period ended August 31, 2009, the Company had gross profit from sales of $0 and experienced a net loss for the period of $70,857; primarily comprised of rent expenses totaling $57,622.

Operations for the prior period were related solely to discontinued business operations. Liquidity and Capital Resources

From Inception to the period ended August 31, 2009, net cash used in operating activities totaled ($10,000); cash flows from financing activities provided $10,000. The resulting change in cash for the period was a decrease of $0. Cash at the beginning of the period totaled $0 resulting in $0 cash at the end of the period ending June 30, 2009.

Operations for the prior period were related solely to discontinued business operations.

We are unable to predict the duration, extent or trends related to the current credit and capital markets. We do expect to continue to experience difficulty financing our short term cash requirements as a result of these struggling markets and the U.S. Economy in general. Also, we may not be able to get terms favorable to the company or the existing shareholders if we are able to secure additional financing.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues from business activities, which may take the next few years to realize. Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have predominantly financed cash flow requirements through the issuance of common stock for cash.

Over the next twelve months we believe that existing capital and funds from intended operations will not be sufficient to sustain operations and planned development of those intended operations. Consequently, we will be required to seek additional capital in the future to fund growth through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We may continue to incur operating losses over the next twelve months. Our operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at June 30, 2009.

Financial Instruments

The Company’s financial instruments consist of cash. At June 30, 2009, the fair value of the Company’s financial instruments approximate fair value due to the short-term maturity of the instruments.

Plan of Operation

The Company originally intended to focus on developing a line of athletic and casual apparel and accessories. We intended to further develop those brands through licensing relationships with larger more established apparel and equipment companies. We were not able to secure any licensing relationships with any apparel or equipment companies. We experienced declining sales and difficulty securing additional funding to develop our own sales and marketing efforts for our products.

We have since identified an opportunity to enter the treated lumber products market and have entered into an agreement to acquire EcoBlu Products, Inc. (Nevada) which was formed on May 20, 2009 as a Nevada corporation. This company currently has agreements authorizing it to sell wood products treated with various proprietary chemicals to inhibit fire, water damage, degradation from certain pest infestation and other effects. This company has leased facilities in Collin County, Texas and San Diego, California. The company intends but has not begun to sell value added chemically treated wood products in various regions of the United States, Canada and Mexico.

We have also agreed to purchase one proprietary machine for the chemical treatment of wood products for a price of $100,000 from SC Bluwood, Inc., a company controlled by our president Steve Conboy. The Company has subsequently formalized this agreement and has secured an option to purchase two additional machines at the same price.

On October 19, 2009, the parties have completed the transaction and directed management to file all required documentation with the respective Secretaries of State to complete the merger as of that date. All parties have undertaken to make all required share exchanges and issuances effective as of that date. All operations of Ecoblu Products, Inc.(Nevada) shall become the operations of Ecoblu Products, Inc.(Colorado) as of that date with Ecoblu Products, Inc.(Nevada) being the disappearing corporation pursuant to the Merger Agreement.

As of that date the Ecoblu Products, Inc.(Nevada) ceased to be a Shell company(as defined in Rule 12b-2 of the Exchange Act).

We will seek additional financing through equity and/or debt financing to develop operations.

Going Concern

Our continuation as a going concern is dependent upon obtaining the additional working capital necessary to sustain our operations. As shown in the accompanying financial statements, the Company has incurred a net loss of $70,857 for the period from inception, May 20, 2009 to August 31, 2009, and has generated no revenue since its inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management plans to seek additional financing through the sale of its common stock through private placements. There is no assurance that the Company’s current operations will be profitable or the Company will raise sufficient funds to continue operating. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or financing activities with special purpose entities.

Properties

EcoBlu Products, Inc. owns no properties and at this time has no agreements to acquire any properties.

Real Estate Lease – Texas Distribution Center

In May 2009, the Company entered into an agreement to lease a distribution center for three years at a monthly rate of $15,000 per month. The property consists of approximately 3.6 acres to be used for lumber distribution.

Real Estate Lease – Vista, California

In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years at a monthly rate of $5,500 per month. Facilities include a 3,500 square foot building with a detached 1,200 square foot warehouse.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The following table sets forth, as of October 19, 2009; the beneficial ownership of EcoBlu Products, Inc. common stock by each person known to the company to beneficially own more than five percent (5%) of the company’s common stock, including options, outstanding as of such date and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly:

Common Stock
	Amount and Nature		Percentage (1)
Name and Address of Beneficial Owner	of Beneficial Ownership	Acquirable	of Class

Steve Conboy	45,050,000	0	68.1
President and Director
James H. Watson, Jr.	0	0	0
Director
Kenneth P. Relyea	5,010,000	0	7.6
Former Director

Officers and Directors as a Group	50,060,000	0	75.7

Total	50,060,000	0	75.7

Notes:
(1)	Each beneficial owner’s percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after October 19, 2009.

Total shares outstanding as of October 19, 2009 were 66,137,944 held by approximately 67 shareholders of record and an undetermined number of holders in street name.

All ownership is beneficial and of record except as specifically indicated otherwise. Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

Equity Compensation Plan Information

The Company has no authorized Equity Compensation Plan at this time.

No options, warrants or other convertible securities have been issued to any officer, directors, or others at this time.

Directors, Executive Officers
The directors and officers are as follows:
NAME	POSITION(S)	TENURE
Steve Conboy	President and Director	April 23, 2009 to present
James H. Watson, Jr.	Director	March 21, 2007 to present
Office Street Address:	1869 W. Littleton Blvd.
Littleton, Colorado 80120
Telephone:	(303) 738-8994

Steve Conboy, President and Director; Age: 54

Steve is the founder of Framers Choice, Inc. and SC Bluwood, Inc. He is an accomplished entrepreneur and veteran in the construction industry.

Steve started his career in Southern California in 1979. Following 17 years of framing he went to work for Trus Joist, Weyerhaeuser. During his tenure with Trus Joist Steve was transferred to Las Vegas to convert the market from Open-Web joists to I- Joists.

In 2001 Steve started Framers Choice Inc. (FCI) in Las Vegas, Nevada. FCI teamed with Nascor products to market I-Joist in the Western United States. Steve’s framing background and engineered wood experience were applied to create the “Wide and Deep”™ floor system. Steve defined and branded his whole framing package as the Frame Right System™ in the spring of 2006.

In the fall of 2006 Steve created Southern California Bluwood, Inc. with the purchase of BluWood licensing for Southern California and Arizona. By the end of 2007 Steve Conboy secured all of the BluWood licensing for the Western United States and renamed the company to SC Bluwood, Inc. FCI/SC Bluwood has developed a family of Blu building products and a builder program utilizing these products.

Employment History

EcoBlu Products, Inc. (Nevada) May 2009 – October 2009 President SC Bluwood, Inc. & Framer Choice, Inc. 2005 - 2009 President & CEO Sales and marketing responsibilities.

President & CEO of Power Building Systems in California. Successfully set up Operations, Technical Team and Sales Force.

President & CEO of Framing Systems Inc. Las Vegas/ California. Successfully merged into Power Building Systems in 2003.

Education Graduated High School 1972 B.O.C.E.S. 1970-72 Refrigeration & Air Conditioning Trus Joist Technical training 1997 – 1999

James H. Watson, Jr. Director; Age: 47

Mr. Watson is the Founder and President of JW Capital Corp., a firm that specializes in equity investing and business consulting. From 2001 through 2006, he was also a Co-Founder and Managing Member of the 4 Horsemen, LLC, a Denver, Colorado based private equity investment and consulting firm that specialized on the unique needs of startup/development stage companies. Since 1996, Mr. Watson has worked hand in hand with both private and public companies, assisting them with such critical issues as corporate capitalization, corporate strategies, management placement, and general business tactics.

Mr. Watson has served in numerous official capacities in both public and private companies and has served on the Board of Directors of several other businesses. Mr. Watson previously served on the board of Technology Consulting Partners, Inc. a Colorado corporation (“TCP”). TCP filed a registration statement with the Securities and Exchange Commission in June 2002 and went public in early 2003, but it did not end up pursuing its original business plan. TCP was formed to provide highly skilled specialized employees for, primarily, high tech positions. For the most part, these positions were temporary contract labor for such jobs as computer network administrator and computer programming. In essence, TCP was to be a temporary employee placement for high technology companies. In December 2003 TCP reported that it had entered into a definitive acquisition agreement with TechnoConcepts, Inc. TCP reported in February 2004 that it had consummated a “reverse acquisition” of TechnoConcepts, Inc. and Mr. Watson resigned from the board of directors of the company.

Mr. Watson graduated from the University of Tennessee at Chattanooga in 1985 with a Bachelor of Science degree in Political Science/Public Administration.

The directors shall be elected at an annual meeting of the stockholders and except as otherwise provided within the Bylaws of EcoBlu Products, Inc., as pertaining to vacancies, shall hold office until his successor is elected and qualified. The directors of EcoBlu Products, Inc. are aware of no petitions or receivership actions having been filed or court appointed as to the business activities, officers, directors, or key personnel of EcoBlu Products, Inc.

There are no familial relationships among the officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

No non-compete or non-disclosure agreements exist between the management of N8 Concepts, Inc. and any prior or current employer.

EcoBlu Products, Inc. has not, nor proposes to do so in the future, make loans to any of its officers, directors, key personnel, 10% stockholders, relatives thereof, or controllable entities.

Executive Compensation

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steve Conboy	2009	0	0	0	0	0	0	0	0
President
(April 23, 2009)

James H. Watson, Jr. (1) 2009		0	0	0	0	0	0	0	0
Former President	2008	0	0	0	0	0	0	0	0

Kenneth P. Relyea (2)	2009	0	0	0	0	0	0	0	0
Former Vice-President	2008	0	0	0	0	0	0	0	0

Director Compensation
		Fees Earned				Nonqualified
		Or			Non-Equity	Deferred
		Paid In	Stock	Option	Incentive Plan Compensation		All Other
		Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)

Steve Conboy	2009	0	0	0	0	0	0	0
(April 23, 2009)

James H. Watson, Jr. (1) 2009		0	0	0	0	0	0	0
(March 21, 2007)	2008	0	0	0	0	0	0	0

Kenneth Relyea(2)	2009	0	0	0	0	0	0	0
Former Director	2008	0	0	0	0	0	0	0

Notes:
(1)	Effective April 23, 2009, EcoBlu Products accepted the resignation of James H. Watson, Jr. as President. Mr. Watson continues as Chairman of the Board of Directors.

(2)	Effective March 15, 2009, EcoBlu Products accepted the resignation of Kenneth P. Relyea as Vice-President of Sales and Marketing and a Director

As of June 30, 2009, EcoBlu Products, Inc. had no group life, health, hospitalization, medical reimbursement or relocation plans in effect.

We had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us and have therefore eliminated a column specified by Item 402 (c)(2) titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)” in the above Summary Compensation Table No family relationships exist among any directors, executive officers, or persons nominated or chosen to become directors or executive officers.

Employment Agreements None

Certain Relationships and Related Transactions, and Director Independence

As the result of the Merger and the change in the business and operations, a discussion of the past transactions of Ecoblu (Colorado) is not pertinent and the transactions of Ecoblu (Nevada), the accounting acquirer, are considered the financial results of the Company on a going-forward basis. Ecoblu (Nevada)’s inception was May 20, 2009.

Advances

Through August 31, 2009, Ecoblu (Nevada) has received certain advances from a corporation that is under the common control of a shareholder of the Company. The advances total $31,235 at August 31, 2009, and are non-interest bearing and are payable upon demand.

Stockholders’ equity

On May 25, 2009, Ecoblu (Nevada) issued 60,000 shares of its common stock to two officers for $10,000. The funds were paid directly to the Company’s attorney for legal services rendered on behalf of the Company.

On June 30, 2009, Ecoblu (Nevada)’s legal counsel, a related party, agreed to waive reimbursement of $3,200 of legal fees rendered in connection of various issues for the Company. This amount has been recorded as a capital contribution during the period ended August 31, 2009.

Common Stock

In connection with the Merger, on October 19, 2009, Ecoblu (Colorado) issued 60,000 shares of our common stock to the former shareholders of EcoBlu (Nevada) consisting of two holders Mr. Conboy and Mr. Vuozzo.

During March 2007, Ecoblu (Colorado) sold 50,000,000 (post-split) shares of its restricted common stock to its two officers Mr. Watson and Mr. Releaya for $5,000 ($.0001/share). In connection with the Merger, these shares were sold in a private transaction between the parties and transferred to Mr. Conboy and Mr. Vuozzo.

Director Independence

Neither of our directors is "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market). In accordance with these requirements, we have determined that Messrs Watson and Relyea are not "independent directors," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Legal Proceedings

No legal proceedings were initiated or served upon the Company in the fiscal year ending June 30, 2009.

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims, other than those disclosed above, are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Market of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

EcoBlu Products, Inc.’s (formerly, N8 Concepts, Inc.) common stock is quoted on the OTC Bulletin Board (OTC/BB) under the symbol “ECOB.OB”. The common stock of N8 Concepts was originally quoted on the OTC/BB under the symbol “NECO.OB” beginning April 22, 2009. The quotations provided are for the over the counter market which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions. The bid prices below have been obtained from sources believed to be reliable:

Period Ending	High	Low	Close

September 30, 2009	$0.26	0.23	0.23
August 31, 2009	0.40	0.40	0.40
July 31, 2009	0.64	0.64	0.64
June 30, 2009	1.04	1.00	1.04
May 29, 2009	1.13	1.13	1.13
April 30, 2009	1.25	1.25	1.25

Common stock

EcoBlu Products, Inc. had 66,137,944 common stock shares issued and outstanding as of October 19, 2009. Holders

EcoBlu Products’ shares of outstanding common stock are held by approximately 68 shareholders of record. One of our Directors holds 45,050,000 common shares which represents 68% of the issued and outstanding voting stock. Our outstanding common stock is also held by an undetermined number of holders in street name representing approximately 7,942,500 common shares.

Dividend Policy

EcoBlu Products has never paid a cash dividend on its common stock. The Company does not anticipate paying any cash dividends on its common stock in the next 12 month period. The payment of any dividends is at the discretion of the Board of Directors.

Recent Sales of Unregistered Securities

On September 28, 2009, the Company completed a financing where it has sold 1,137,944 common shares for at $0.10 per share for proceeds of $113,794. The sales were made to an overseas investor group and were issued to 29 individuals and entities in the United Kingdom and Ireland. Proceeds were received in escrow. The proceeds were used as a payment on the purchase of a proprietary machine for the chemical treatment of wood products.

All sales were issued as exempted transactions under Section 4(2) and/or Regulation S of the Securities Act of 1933. They are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Securities Issued in Connection with the Merger

In connection with the Merger, we issued 60,000 shares of our common stock to the former shareholders of EcoBlu (Nevada) consisting of two holders Mr. Conboy and Mr. Vuozzo.

The shares were issued as exempted transactions under Section 4(2) and/or Regulation S of the Securities Act of 1933. They are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Description of the Registrant’s Securities

The authorized capital stock of the Company consists of 100,000,000 shares of common stock. The following summary descriptions of the Company's common stock are qualified in its entirety by reference to the Company's Articles of Incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Holders of common stock are entitled to one vote for each share held on matters submitted to a vote of shareholders. Under provisions of Colorado law, cumulative voting of shares is allowed in the election of directors. Holders of common stock are entitled to receive ratably any dividends that may be declared by the Board of Directors of the Company out of legally available funds. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably the net assets of the Company after payment of all debts and liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. We are not authorized to issue any preferred stock.

Indemnification of Directors and Officers Certain Provisions of Colorado Law

The Colorado Business Corporation Act provides that a Colorado corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation. The Colorado Business Corporation Act also requires a Colorado corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Colorado Business Corporation Act described in the preceding paragraph, although the registrant's bylaws provide that the registrant will indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties. The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The CBCA requires a corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of state law or our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 5 – Corporate Governance and Management Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits

EcoBlu Products includes by reference the following exhibits:

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

(1) Filed with the Registrant’s Registration Statement on SB-2, August 23, 2007

EcoBlu Products includes herewith the following exhibits:
3.1	Amended Articles of Incorporation – Name Change to EcoBlu Products Inc. filed July 31, 2009

10.1	Agreement and Plan of Merger – between Ecoblu Products, Inc. (Colorado) and Ecoblu Products Inc. (Nevada), dated October 7, 2009. Additional Parties to the agreement are James H. Watson, Jr., Ken Relyea, Steve Conboy and Mark Vuozzo, as Individuals

10.2	AF21 Product, Purchase, Sales, Distribution & Service Agreement, (the “Agreement”), between Ecoblu Products, Inc. and Megola, Inc.,, dated July 26, 2009,

10.3	Purchase, Distribution & Service Agreement, (the “Agreement”), between Ecoblu Products, Inc. BluwoodUSA, Inc., dated August 24, 2009,

10.4	Application System Purchase Agreement – between Ecoblu Products, Inc. and SC Bluwood Inc., dated September 28, 2009.

EcoBlu Products includes herein the following financial statements:
ECOBLU PRODUCTS, INC., a Nevada Corporation	Page
Report of Independent Registered Public Accounting Firm	24
Financial Statements
Balance Sheet as of August 31, 2009	25
Statement of Operations for the period of inception (May 20, 2009) to August 31, 2009	26

Statement of Stockholders’ Deficit for the period of inception (May 20, 2009) to August 31, 200927 Statement of Cash Flows for the period of inception (March 21, 2007) through August 31, 2009 28

Notes to Financial Statements 29 - 35

EcoBlu Products includes herein the following Pro Forma financial statements:
ECOBLU PRODUCTS, INC. (formerly N8 Concepts, Inc.)	Page
Unaudited Pro Forma Condensed Financial Statements
Balance Sheet as of June 30, 2009	37
Statement of Operations for the year ended June 30, 2009
and for the period from inception (May 20, 2009) through August 31, 2009	38
Notes to Financial Statements	39

ECOBLU PRODUCTS, INC., a Nevada Corporation
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
Page
Report of Independent Registered Public Accounting Firm	24
Balance Sheet as of August 31, 2009	25
Statement of Operations for the period of inception (May 20, 2009)
to August 31, 2009	26
Statement of Stockholders’ Deficit For the period of inception (May 20, 2009)
to August 31, 2009	27
Statement of Cash Flows For the period of inception (May 20, 2009)
to August 31, 2009	28
Notes to Financial Statements	29-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of EcoBlu Products, Inc:

We have audited the accompanying balance sheet of EcoBlu Products, Inc. (a development stage company) as of August 31, 2009, and the related statements of operations, stockholders' deficit, and cash flows for the period of inception (May 20, 2009) to August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EcoBlu Products, Inc. as of August 31, 2009, and the results of its operations and its cash flows for the period of inception (May 20, 2009) to August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company presently generating no operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jonathon P. Reuben CPA Jonathon P. Reuben, CPA An Accountancy Corporation Torrance, California October 1, 2009 with the exception of Note 7, which dated October 7, 2009.

ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET

August 31,
2009

ASSETS
CURRENT ASSETS
Prepaid expenses	$21,200

TOTAL CURRENT ASSETS	21,200

SECURITY DEPOSITS	15,000

TOTAL ASSETS	$36,200

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$40,400
Due to related party	31,235

TOTAL CURRENT LIABILITIES	71,635

DEFERRED RENT	22,222

STOCKHOLDERS’ DEFICIT
Common stock, no par value per share
Authorized – 75,000 shares
Issued and outstanding – 60,000 shares	10,000
Additional paid-in capital	3,200
Deficit accumulated during the development stage	(70,857)

TOTAL STOCKHOLDERS’ DEFICIT	(57,657)

TOTAL LIABILITIES AND STOCKHOLDERS’
DEFICIT	$36,200

The accompanying notes are an integral part of these financial statements.

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

REVENUE	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Rent expense	57,622
Legal fees	13,200
Other general and administrative	35

Total general administrative expenses	70,857

NET LOSS FROM OPERATIONS	(70,857)

INCOME TAX EXPENSE	-

NET LOSS AND DEFICIT ACCUMULATED
DURING THE DEVELOPMENT STAGE	$(70,857)

NET LOSS PER COMMON SHARE
Basic and diluted	$(1.18)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING
Basic and diluted	60,000

The accompanying notes are an integral part of these financial statements.

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total

			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Deficit

Balance, May 20, 2009
(inception)	--	$--	$--	$--	$--

Issuance of common stock
to founders for services	60,000	10,000	--	--	10,000

Contributions of legal
services	--	--	3,200	--	3,200

Net loss for the period	--	--	--	(70,857)	(70,857)

Balance, August 31, 2009	60,000	$10,000	$3,200	$(70,857)	$(57,657)

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(70,857)
Adjustments to reconcile net loss to net cash
used in operating activities:
Legal fees contributed to capital	3,200
Changes in operating assets and liabilities:
Prepaid expenses	(21,200)
Security deposits	(15,000)
Accounts payable	40,400
Due to related party	31,235
Deferred rent	22,222

NET CASH USED IN OPERATING ACTIVITIES	(10,000)

CASH FLOWS FROM FINANCING ACTIVITES:
Cash proceeds from sale of common shares	10,000

NET CASH PROVIDED BY FINANCING
ACTIVITIES	10,000

NET INCREASE IN CASH	--

CASH - BEGINNING OF PERIOD	--

CASH - END OF THE PERIOD	$--

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
Interest paid	$--
Income taxes paid	$--

1. Organization and Basis of Presentation

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

Organization

EcoBlu Products, Inc. (the "Company") was organized May 20, 2009 in Nevada as a wholesale distributor of protective coating products. The Company is in the development stage, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. From inception through August 31, 2009, the Company has recorded no revenues.

The Company has evaluated subsequent events through October 1, 2009, the date these financial statements were issued.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is a development stage company presently generating no operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to be acquired by Ecoblu Products, Inc. (Formerly N8 Concepts, Inc.), a Colorado Corporation (See Note 7). The Company’s future operations will be financed by the Colorado Corporation. However, no assurances can be provided that such fund raising efforts will be successful.

2. Summary of Significant Accounting Policies Estimates and assumptions

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the accounting for and recognition of assets, liabilities, stockholders’ equity, revenue and expenses. Estimates and assumptions are made because certain information is dependent on future events. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid debt instruments with original maturity dates of three months or less when purchased to be cash equivalents. At August 31, 2009 there was no cash or cash equivalents.

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

     FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009 Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Per share information

Basic and diluted loss per share are determined by dividing the net loss by the weighted average shares of common stock outstanding during the period. At August 31, 2009 there are no outstanding stock options or warrants.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of financial instruments consisting of accounts payable and due to related party approximates fair value due to the short term nature of such instruments.

Recent accounting pronouncements

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts (recorded in other comprehensive income). This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company adopted this FSP for its period ending August 31, 2009. There was no impact on the Company’s financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1,

Interim Disclosures about Fair Value of Financial Instruments. The FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company included the required disclosures in this period ending August 31, 2009.

Effective January 1, 2009, the Company adopted Financial Accounting Standard Board’s (FASB) Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statement-an

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

Amendment of ARB No. 51. FAS 160 changed the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. FAS 160 requires retrospective adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of FAS 160 will be applied prospectively. The adoption of FAS 160 did not have a material impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, which requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of its financial statements. The statement established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. The adoption of SFAS No. 165 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS 166”). Statement 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets.

SFAS 166 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company does not anticipate the adoption of SFAS 166 will have an impact on its consolidated results of operations or consolidated financial position.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). Statement 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. SFAS 167 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. SFAS 167 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company is currently evaluating the impact, if any, of adoption of SFAS 167 on its financial statements.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”). SFAS 168 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accounts (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. SFAS 168 reorganized the

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

     FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009 thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009. The Company does not expect the adoption of the Codification to have an impact on its financial position or results of operations.

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurement, effective in this period ending August 31, 2009. SFAS No. 157 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. It establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and expands the disclosures about instruments measured at fair value. SFAS No. 157 requires consideration of a company's own creditworthiness when valuing liabilities. The Company does not have any assets that it currently carries at fair value.

The Company also adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, effective in this period ending August 31, 2009. SFAS No. 159 provides an option to elect fair value as an alternative measurement basis for selected financial assets, financial liabilities, unrecognized firm commitments and written loan commitments which are not subject to fair value under other accounting standards. As a result of adopting SFAS No. 159, the Company did not elect fair value accounting for any other assets and liabilities not previously carried at fair value.

3. Fair Value of Assets and Liabilities Determination of Fair Value

At August 31, 2009, the Company calculated the fair value of its assets and liabilities for disclosure purposes only as discussed under “Financial Instruments” in Note 1 above and as described below.

Valuation Hierarchy

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable.

Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Accounts Payable. The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

Due to Related Party. The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

The methodology described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

The following table presents the fair value of financial instruments that are measured and recognized on a non-recurring basis classified under the appropriate level of the valuation hierarchy described above, as of August 31, 2009:

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

     FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009 Through August 31, 2009, the Company has received certain advances from a corporation that is under the common control of a shareholder of the Company. The advances total $31,235 at August 31, 2009, and are non-interest bearing and are payable upon demand.

Stockholders’ equity

On May 25, 2009, the Company issued 60,000 shares of its common stock to two officers for $10,000. The fund were paid directly to the Company’s attorney for legal services rendered on behalf of the Company.

On June 30, 2009, the Company’s legal counsel, a related party, agreed to waive reimbursement of $3,200 of legal fees rendered in connection of various issues for the Company. This amount has been recorded as a capital contribution during the period ended August 31, 2009.

5. Provision for income taxes

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The total deferred tax asset is approximately $15,600, as of August 31, 2009, which is calculated by multiplying a 22% estimated tax rate by the cumulative net operating loss of $70,857. The total valuation allowance is a comparable $15,600. The Company’s federal net operating loss expires in 2029.

6. Commitments and Contingencies

Real Estate Lease – Texas Distribution Center

In May 2009, the Company entered into an agreement to lease a distribution center for three years. The details on the lease are as follows:

1.	Base rentals - $5,000 for May 2009, $0 for June 2009, and $15,000 per month thereafter.

2.	Termination date – April 30, 2012.

3.	Renewal Option – one option for an additional three year period with rent at $16,500 per month.

4.	Security Deposit - $15,000.

Rent expense related to this lease was $57,622 for the period of inception (May 20, 2009) to August 31, 2009. The Company had a deferred rent liability of $22,222 on this lease at August 31, 2009, due to the reduced and free rent periods included therein.

Real Estate Lease – Vista, California

In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years. The details on the lease are as follows:

1. Base rentals - $5,500 per month beginning October 1, 2009.

     ECOBLU PRODUCTS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

2.	Base rentals increase to $6,000 monthly beginning October 1, 2010 and $6,500 monthly beginning October 1, 2011.

3.	Company is responsible to pay its proportionate share of property taxes, insurance and common area maintenance – estimated at $875 per month

4.	Termination date – September 30, 2012.

5.	Renewal Option – one option for an additional three year period.

6.	Security Deposit - $5,500.

7.	Rent for month six (March 2010) shall be discounted to by 50%

8.	Rent for month twelve (March 2011) shall be discounted by 50%

Rent expense related to this lease was $0 for the period of inception (May 20, 2009) to August 31, 2009.

Purchase, Distribution & Services Agreement

On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes. The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

7. Merger with Ecoblu Products, Inc. of Colorado

On October 7, 2009, the Company entered into a merger agreement with Ecoblu Products Inc., (Formerly N8 Concepts, Inc.), a Colorado Corporation (“ECOB”). Under the terms of the merger, ECOB will issue 60.000. shares of its common stock in exchange for receiving all of the outstanding shares of the Company. In addition, the two shareholders of the Company will personally acquire 50,000,000 shares of ECOB common stock from ECOB’s President and another shareholder for a total of $156,000. Through the merger, the Company’s current shareholders will own approximately 76% of the total outstanding common shares of ECOB. As part of the merger, all assets of ECOB will be acquired by its former President for $1.00.

Ecoblu Products, Inc.
Report on Form 8-K
ECOBLU PRODUCTS, INC. (formerly N8 Concepts, Inc.)	Page
Unaudited Pro Forma Condensed Financial Statements
Balance Sheet as of June 30, 2009	37
Statement of Operations for the year ended June 30, 2009
and for the period from inception (May 20, 2009) through August 31, 2009	38
Notes to Financial Statements	39

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical financial statements of EcoBlu Products, Inc. (formerly N8 Concepts, Inc.) “ECOB” to give effect to its merger with Ecoblu Products, Inc. of Nevada (“ECOBLU”).

The merger between the two companies will be treated for financial reporting purposes as a reverse acquisition whereby ECOBLU’s operations will continue to be reported as if it had actually been the acquirer. The accompanying pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Ecoblu Products, Inc. (“ECOB”).

Ecoblu Products, Inc.
Report on Form 8-K

ECOBLU PRODUCTS, INC.
(Formerly N8 Concepts, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	Historical June 30, 2009				
	Ecoblu Products, Inc. (A Colorado Corp)	Ecoblu Products, Inc. (A Nevada Corp)		Pro forma Pro forma Adjustments	Unaudited Pro forma June 30, 2009
Assets					
Current assets					
Cash and cash equivalents	$ 457	$	A	$ (456)	$ 1
Prepaid expenses		21,200		-	21,200
Total current assets	457	21,200		(456)	21,201
Security deposits	-	15,000		-	15,000
Total assets	$ 457	$ 36,200		$ (456)	$ 36,201
Liabilities and Stockholders' (Deficit)					
Current liabilities					
Accounts payable	$ -	$ 40,400		$ -	$ 40,400
Due to related party	2,000	31,235		-	33,235
Total current liabilities	2,000	71,635		-	73,635
Long-term liabilities					
Deferred rent	-	22,222		-	22,222
Total liabilities	2,000	93,857		-	95,857
Stockholders' (Deficit)					
Common stock	65,000	10,000	B	(9,940)	65,060
Additional paid-in capital	41,800	3,200	A	(456)	-
			B	(44,544)	
Accumulated deficit	(108,343)	(70,857)	B	54,484	(124,716)
Total stockholders' (deficit)	(1,543)	(57,657)		(456)	(59,656)
Total liabilities and stockholders' (deficit)	$ 457	$ 36,200		$ (456)	$ 36,201

See notes to unaudited proforma condensed consolidated financial statements.

37

Ecoblu Products, Inc.
Report on Form 8-K

ECOBLU PRODUCTS, INC.
(Formerly N8 Concepts, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Ecoblu Products, Inc., A Colorado Corporation ("ECOB"), for the year ended June 30, 2009
Ecoblu Products, Inc., A Nevada Corporation ("ECOBLU"), for the period from its inception (May 20, 2009) through August 31, 2009

	Historical				
	Ecoblu Products, Inc. (A Colorado Corp)	Ecoblu Products, Inc. (A Nevada Corp)		Pro forma Adjustments	Unaudited Pro forma June 30, 2009
Revenue:					
Sales	$ 751	$ -	C	$ (751)	$ -
Cost of sales	(419)	-	C	419	-
Gross profit	332	-		(332)	-
Operating Expenses					
Selling, general and administrative expense	45,051	70,857	C	(45,051)	70,857
Contributed rent	900	-	C	(900)	-
Total operating expenses	45,951	70,857		(45,951)	70,857
Loss from operations	(45,619)	(70,857)		45,619	(70,857)
Provision for income taxes	-	-		-	-
Net loss	$ (45,619)	$ (70,857)		$ 45,619	$ (70,857)
Basic and diluted net loss per share	$ (0.00)	$ (1.18)		$ -	$ (0.00)
Weighted average shares outstanding	65,000,000	60,000	D	-	65,060,000

See notes to unaudited proforma condensed consolidated financial statements.

38

Ecoblu Products, Inc.
Report on Form 8-K

ECOBLU PRODUCTS, INC. (Formerly N8 Concepts, Inc.)

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Reorganization

On October 7, 2009, Ecoblu Products Inc., (Formerly N8 Concepts, Inc.), a Colorado Corporation (“ECOB”) entered into a merger agreement with Ecoblu Products, Inc, a Nevada Corporation (“ECOBLU”). ECOBLU is licensed to manufacture proprietary wood products coated with "BluWood" and/or "Perfect Barriers", an eco-friendly chemistry that protects against mold, rot-decay and termites. The License also grants ECOBLU the ability to sell the proprietary chemicals and set up distribution centers throughout North America. In addition, through its "AF21 Product, Purchase, Sales, Distribution, Marketing and Service Agreement" with Megola, Inc., ECOBLU has the exclusive rights in North American to combine "Fire Inhibiting AF21" with the "BluWood" and/or "Perfect Barriers" chemicals for wood protection, preservation, and fire safety to building components constructed of wood; from joists, beams, and paneling to floors and ceilings.

Under the terms of the merger, ECOB will issue 60,000 shares of its common stock in exchange for receiving all of the outstanding shares of the ECOBLU. In addition, the two shareholders of ECOBLU will personally acquire 50,000,000 shares of ECOB common stock from ECOB’s President and another shareholder for a total of $156,000. Through the merger, ECOB current shareholders will own approximately 76% of the total 65,060,000 shares of ECOB common stock that will be outstanding after the merger. As part of the merger, all assets of ECOB will be acquired by its former President for $1.00.

Pro forma adjustments:
A.	To record the sale the assets of ECOB to its former President.

B.	To adjust stockholders’ deficit to reflect the recapitalization of ECOB and to close out ECOB’s accumulated deficit following the merger.

C.	To eliminate ECOB’s operations.

D.	To adjust the weighted average common shares outstanding to reflect the 65,060,000 common shares outstanding following the merger. The 65,060,000 shares consist of the 15,000,000 shares held by the original shareholders of ECOB and the 50,050,000 shares held by the stockholders of ECOBLU.

Ecoblu Products, Inc.
Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecoblu Products, Inc.

Date: October 21, 2009	By:	\s\ Steve Conboy, President

		Name:	Steve Conboy
		Title:	President and CEO